SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
      (e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                               THERMOGENESIS CORP.
                   -------------------------------------------
                  (Name of Registrant as Specified in Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:
     2)   Form, Schedule, or Registration No.
     3)   Filing Party:
     4)   Date Filed:

                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100



To the Stockholders of THERMOGENESIS CORP.:

        You are invited to attend the Annual Meeting of Stockholders of THERMOGENESIS CORP. (the "Company") to be held on Thursday, December 14, 2000, at 10:00 a.m., PST, at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, CA, 95630.

        The Notice of the Annual Meeting of Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read that material carefully.

        The Proxy Statement contains important information concerning (i) the election of the Board of Directors, and (ii) other matters that properly come before the meeting, including adjournment of the meeting. I urge you to give these matters your close attention since they are of great importance to the Company and its stockholders.

        We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares are voted at the meeting. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person, or by notifying us.

                                            Sincerely,

                                        /s/ PHILIP H. COELHO
                                            -------------------------
                                            Philip H. Coelho
                                            Chief Executive Officer



October 23, 2000

                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                            Rancho Cordova, CA 95670
                                 (916) 858-5100


             NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS To Be Held
                              On December 14, 2000


NOTICE IS GIVEN that the Annual Meeting of Stockholders of THERMOGENESIS CORP., a Delaware corporation (the "Company"), will be held on Thursday, December 14, 2000, at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California, 95630, for the following purposes, all of which are discussed in the Proxy Statement:

     1. To elect five (5) directors to serve one year terms or until their successors have been elected and qualified;

     2. To transact such other business that may properly come before the meeting, or any adjournments of the meeting.

Only Stockholders of record at the close of business on October 20, 2000, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.



                                            By Order of the Board of Directors

                                        /s/  DAVID C.ADAMS
                                             -------------------------
                                             David C. Adams
                                             Secretary

October 23, 2000




YOU ARE CORDIALLY INVITED TO ATTEND THERMOGENESIS CORP.'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE MEETING.

                                 PROXY STATEMENT
                                       of
                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                            Rancho Cordova, CA 95670
                                 (916) 858-5100

               Information Concerning the Solicitation of Proxies

This Proxy Statement is furnished to the Stockholders of THERMOGENESIS CORP. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held on December 14, 2000, at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California, 95630. A copy of the Company's Annual Report for the year ended June 30, 2000, has been sent with this Proxy Statement.

Only Stockholders of record on October 20, 2000, are entitled to vote at the Meeting.

The proxy solicited, if signed by you and returned to the Company, will be voted at the Meeting per your instructions. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors. Any other matter that may come before the Meeting (including any proposal to adjourn the Meeting) will be acted on by the Board of Directors in their discretion. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to Assistant Secretary, THERMOGENESIS CORP., 3146 Gold Camp Drive, Ranch Cordova, California 95670, or (ii) submitting a properly signed proxy bearing a later date, or (iii) appearing at the Meeting and giving the Secretary notice of his or her intention to vote in person prior to submission of any matter to vote.

The Company will bear the entire cost of preparing and mailing these proxy materials. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Company's common stock. In addition to the solicitation of proxies through this proxy statement, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also pay.

This Proxy Statement and form of proxy were first mailed to Stockholders on or about October 23, 2000.

                          Record Date and Voting Rights

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of preferred stock, par value $0.001. As of September 27, 2000, there were 26,409,763 shares of common stock issued and outstanding, and 158,000 shares of Series A Convertible Preferred Stock and 1,727 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters submitted for shareholder approval. Each share of Series A Convertible Preferred Stock is entitled to vote with the Common Stock the number of votes equal to one vote for each share of Common Stock to which it is convertible on all matters submitted for shareholder approval. Series B Preferred Stock is non-voting. The record date for determination of Stockholders who are entitled to notice of and to vote at the Meeting is October 20, 2000. The Company's Certificate of Incorporation does not provide for cumulative voting. Under Delaware law, abstentions and broker non-votes will be counted for purposes of determining quorum to open the meeting. Broker non-votes, however, will not be counted for purposes of calculating voting shares, but abstentions will be counted toward calculating voting shares.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

The Company's Amended and Restated Bylaws ("Bylaws") currently provide for the annual election of all directors. The authorized number of directors of the Company is not less than three (3) nor more than seven (7). The Board of Directors has fixed the number of directors to be elected at the annual meeting at five (5), as provided in the Bylaws.

In the event that any of the nominees should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate any person in lieu of those named below.

Nominees for Director

The following table lists the persons nominated by the Board of Directors for election as directors and also lists certain information with respect to those persons.


NOMINEE                                AGE         SINCE           OWNERSHIP(1)           OWNERSHIP
-------------------------------------- ---         ------         --------------          ---------
Philip H. Coelho                       56           1986             570,262(2)             2.1%
James Godsey                           49           1997             334,000(3)             1.3%
Patrick McEnany                        53           1997             113,329(4)               *%
Hubert Huckel, M.D.                    69           1997              70,000(5)               *%
David Howell                           55           1999             180,000(6)               *%
Officers and Directors as a group (8)                              1,843,065(7)             6.7%


Footnotes to Table

*    Less than 1%.

(1) The ownership includes only options exercisable on or before September 10, 2000. The total outstanding includes shares assumed exercised for percentage ownership computation.
(2) Includes rights to purchase, pursuant to stock options, 200,000 common shares at $2.125 per share granted October 23, 1995, 50,000 common shares granted on May 29, 1996, and repriced on April 2, 1997, at $2.3125 per share, and 150,000 common shares at $1.725 granted on July 29, 1999. Includes warrants to purchase 5,262 shares of common stock issued pursuant to a debt financing in November 1998.
(3) Includes rights to purchase, pursuant to stock options, 200,000 common shares at $2.969 per share granted on November 24, 1997.
(4) Includes rights to purchase, pursuant to stock options, 40,000 shares at $3.3125 per share granted on May 29, 1997, and 20,000 shares at $1.125 granted July 29, 1999. Also includes 829 shares owned by Equisource Capital of which Mr. McEnany is the sole shareholder. Also includes warrants to purchase 10,000 shares of common stock issued pursuant to debt financing in November 1998.

(5) Includes rights to purchase, pursuant to stock options, 40,000 shares at $3.3125 per share granted on May 29, 1997, and 20,000 shares at $1.125 per share granted on July 29, 1999. Also includes warrants to purchase 10,000 shares of common stock issued pursuant to debt financing in November 1998.
(6)  Includes  rights to  purchase,  pursuant to stock  options,  40,000  common shares at $2.813 per share  granted on February  18,  1999,  20,000  common shares at $1.125 per share granted March 16, 2000. Also includes 70,000 shares of common stock in the name of New England Venture Partners of which Mr. Howell is a 10.5% owner, Mr. Howell disclaims 89.5% ownership of the 70,000 shares. Also includes warrants to purchase 50,000 shares of common stock issued pursuant to a debt financing in November 1998, which are also held in the name of New England Venture Partners and Mr. Howell disclaims 89.5% ownership of the 50,000 warrants.
(7) Includes rights to purchase, pursuant to stock options, 132,000 common shares at $3.1888 granted on November 20, 1998, and 66,000 common shares at $1.125 per share granted on July 29, 1999 to Sam Acosta; and 8,000 common shares at $2.9063 granted on August 13, 1997 and 60,000 common shares at $1.125 granted on July 29, 1997, to Renee Ruecker.

Background of Nominees.

Philip H. Coelho was named President of the Company on September 1989, and currently serves as Chief Executive Officer and Chairman of the Board. From October 1986 to September 1989, Mr. Coelho was Vice President and Director of Research, Development and Manufacturing. Mr. Coelho was President of Castleton, Inc. from October 1983 until October 1986. Castleton developed and previously licensed the Insta Cool Technology to the Company. Mr. Coelho has a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis, and is the inventor or co-inventor on all of the Company's patents.

James H.  Godsey,  Ph.D.  joined  the  Company  as its new  President  and Chief
Operating Officer in November 1997 and was appointed to the Board in 1998. Previously, Dr. Godsey was with Dade MicroScan, a division of DADE BEHRING INC., where he was Vice President of Planning and Technology Integration, responsible for technology assessment activities, including the evaluation and acquisition of other medical device companies and medical device products. Dr. Godsey also served as Product Line General Manager of Dade MicroScan Inc. and Bartels Diagnostics Inc. from August 1993 to June 1995, overseeing annual product sales of $150 million and served as Vice President of Research & Development from February 1987 to August 1993. Dr. Godsey received his Doctorate in Bacterial Physiology from St. John's University in New York, a Masters of Science in Bacterial Physiology from the University of Missouri, and a Bachelor of Science from Southeast Missouri State University.

Patrick McEnany rejoined the Board of Directors in 1997. From 1991 to April of 1997 Mr. McEnany was Chairman and President of Royce Laboratories. In April
1997, Royce Laboratories merged with and became a subsidiary of Watson Pharmaceuticals, Inc. From 1973 to 1985, Mr. McEnany was the President, Chief Executive Officer and Chief Financial Officer of Zenex Synthetic Lubricants, Inc. ("Zenex"), a company engaged in the distribution of synthetic lubricants. In February 1985, Zenex merged with Home Intensive Care, Inc. ("HIC"), a provider of home infusion therapy services and Mr. McEnany continued to serve as a director and chairman of the audit committee until HIC was acquired by WR Grace & Co. in 1993. From December 1984 through the present, Mr. McEnany also served as the President of Equisource Capital, Inc., a consulting company in the areas of corporate finance and investment banking. He also served as Vice
Chairman and director of the National Association of Pharmaceutical Manufacturers. Beginning in June 2000, Mr. McEnany also serves on the Board of Directors of Medwaste, Inc., (Nasdaq OTCBB), holding company engaged in the management of medical waste management services, and serves on the Board of Directors of the Jackson Memorial Hospital Foundation, located in Miami, Florida. Mr. McEnany was formerly a director of the Company from 1985 through 1991.

Hubert E. Huckel, M.D. joined the Board of Directors in 1997 and also currently serves as a member of the Board of Directors of Titan Pharmaceuticals, Inc., Gynetics Inc. & The Work Group. In 1964, Dr. Huckel joined Hoechst A.G., a Frankfurt, Germany based chemical-pharmaceutical company ranking in the top 5 of such companies world wide. Dr. Huckel moved to Hoechst U.S. subsidiaries in 1966 where he held various operations and executive management positions, advancing to Chairman of Hoechst Roussel Pharmaceutical, Inc., president of the Life Sciences Group, and member of the Executive Committee at Hoechst Celanese Corp., a Fortune 100 company. Dr. Huckel earned his medical degree from the University of Vienna, Austria, in 1956.

David Howell joined the Board of Directors in 1999 and is currently a General Partner of Howell Resource Partners, a privately owned Connecticut Partnership which invests in privately owned companies and real estate projects. Mr. Howell has previously served as CEO or COO of several privately owned companies, including Controlonics Corporation in Westford, Massachusetts (1981 through
1985), and The Straus Adler Company in New Haven, Connecticut (President 1988-1991; Chairman 1991-1996). Mr. Howell also previously served as a member of the Board of Directors of Callaway Golf Company in Carlsbad California prior to its public offering in 1992.

Vote Required

A majority of votes by the shares of common stock present or represented and voting at the meeting is required to elect the nominees.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.


           EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN
                 STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table lists the Company's executive officers during fiscal year 2000:


                                             POSITIONS WITH                            OFFICE HELD
NAME                                           THE COMPANY                 AGE            SINCE
---------------------               ------------------------------------  -----        ------------
Philip H. Coelho                    Chief Executive Officer                56             1989(1)
James H. Godsey                     President & Chief Operating Officer    49             1997
David C. Adams                      V.P. Regulatory Affairs and Quality    42             1996(2)
                                    Assurance, General Counsel and
                                    Secretary
Sam Acosta                          V.P. Manufacturing Operations          57             1997
Renee Ruecker                       V.P. of Finance/Accounting             36             1998


Notes to Table
(1) Prior to becoming President, Mr. Coelho served as Vice President and Director of Research, Development and Manufacturing from October 1986 to September 1989.

(2) Mr. Adams served as General Counsel from November 1996 to March 2000 and also served as interim V.P. of Regulatory Affairs and Quality Assurance from November 1998 to March 2000. Mr. Adams resigned in March 2000, but continues to serve the Company as Secretary and outside General Counsel.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. Messrs. Coelho, Acosta, Dr. Godsey and Ms. Ruecker have entered into employment agreements with the Company. There is no family relationship between any of the officers and directors. Dr. Huckel is currently a member of the Board of Directors for Titan Pharmaceuticals, Inc. and Gynetics Inc.

The biographies of Messr. Coelho, and Dr. Godsey can be found on page 3.

Mr. Adams is the Company's Secretary. He was the General Counsel and V.P. of Business Development from November 1996 to March 2000. From November 1998 to March 2000 Mr. Adams also served as interim V.P. RA/QS. Prior to joining the Company, Mr. Adams was in private practice representing public and private corporations in the areas of intellectual property, corporate finance, mergers and acquisitions, and regulatory matters. Mr. Adams received his Bachelor of Arts Degree in Psychology, with High Distinction, from the University of Colorado, Colorado Springs in 1984, and his Juris Doctorate, with Distinction, from the University of the Pacific, McGeorge School of Law in 1988. Mr. Adams resigned in March 2000 to resume his private practice and continues to serve the Company as Secretary and outside General Counsel.

Mr. Sam Acosta joined the Company in December 1997 as V.P. Manufacturing Operations. Prior to joining the Company, Mr. Acosta was V.P. of Manufacturing at Dade International, MicroScan, formerly Baxter Diagnostics. Mr. Acosta was responsible for manufacturing engineering, materials management and distributions and quality control. Mr. Acosta received his Bachelor of Arts Degree in Business Administration from California State University Sacramento.

Ms. Ruecker joined the Company in August 1997 as Director of Finance. Ms. Ruecker assumed the position of V.P. Finance/Accounting in August 1998. Prior to joining the Company, Ms. Ruecker was a manager in the Audit and Business Advisory Department at Price Waterhouse LLP. Ms. Ruecker received her Bachelor of Arts Degree in Business Administration from the California Polytechnic State University in San Luis Obispo, and she is a certified public accountant.

Certain Legal Proceedings

Except for Mr. McEnany, none of the executive officers or directors has been involved in any material legal proceeding within the past five years. While Chairman and President of Royce Laboratories (1991 - 1997), Mr. McEnany responded to a formal investigation by the Securities and Exchange Commission against Royce Laboratories and its officers and directors related to certain of Royce Laboratories' disclosure in February 1993. The matter was resolved in May 1996 when Royce Laboratories and Mr. McEnany entered into a settlement with the SEC, without admitting or denying that a violation of the securities laws had occurred. As part of the settlement, Royce Laboratories and Mr. McEnany consented to a civil injunction requiring that they comply with the federal securities laws in the future. The Company does not believe that the substance of the consent decree or the injunction will affect Mr. McEnany's ability as a director of the Company.

Board Meetings

During the fiscal year ended June 30, 2000, the Board took formal action seven times, by meeting or consent. All directors were either present at the meeting or consented in writing to each action taken. The Compensation Committee also took action on five occasions, by meeting or consent, during the fiscal year ended June 30, 2000. All members of the Compensation Committee were present or consented to the actions in writing. The Audit Committee met once and all members of that committee were present at the meeting. The Company does not have an Executive Committee.

Board Committees

The Company currently has a Compensation Committee and an Audit Committee. The Company does not have a Nominating Committee.

At fiscal year end, the Audit Committee consisted of three non-employee directors, David Howell, Patrick McEnany and Dr. Hubert Huckel. The Audit Committee is chaired by Patrick McEnany, and coordinates and oversees the Company audit performed by outside auditors to ensure the Board of Directors and the stockholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality, consistent with the Company's Audit Committee Charter. The Audit Committee Charter is reviewed annual, and otherwise as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents.

The Compensation Committee consisted of three non-employee directors, Patrick McEnany, Dr. Hubert Huckel and Mr. David Howell. The Compensation Committee is chaired by David Howell, and it reviews and approves the executive compensation policies and determines employee option grants. The following report submitted by the Compensation Committee describes the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 2000.

                 COMPENSATION OF THERMOGENESIS CORP. MANAGEMENT

The Compensation Committee ("Committee") of the Board of Directors is responsible for the Company's compensation, benefits, and stock option grants for executive officers. The Committee is composed entirely of independent outside directors. The following is the Committee's report on executive compensation.

         Report of the Compensation Committee on Executive Compensation

The Compensation Committee renewed the employment agreement of Messrs. Coelho and Adams during fiscal year 2000, and extended the existing contracts of Messrs. Godsey and Acosta for one additional year, and extended the existing contract for Ms. Ruecker for two additional years prior to fiscal year end..

    Compensation Philosophy

The Committee continues to emphasize the important link between the Company's performance, which ultimately benefits all shareholders, and the compensation of its executives. Therefore, the primary goal of the Company's executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officers. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Company currently uses three integrated components - Base Salary, Incentive Compensation and Stock Options - to achieve these goals. More recently, the Committee has begun to focus more on principles of pay for performance and stock ownership, through option grants, to provide adequate incentive for completing tasks and operational hurdles the Company is facing. The following outlines the overall compensation components.

    Base Salary

The Base Salary component of total compensation is designed to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved new three year employment agreements for Mr. Coelho in July 1999 and for Mr. Adams in December 1999. Base Salaries of the executive officers are established by the Committee based upon Committee compensation data, the executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Committee exercised its discretion and judgment based upon regional and personal knowledge of industry practice and did not apply any specific formula to determine the weight of any one factor.

    Incentive Bonuses

The Incentive Bonus component of executive compensation is designed to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The Incentive Bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. In fiscal year 1999, bonuses were paid through cash or stock to each of the named executive officers. During the past fiscal year, no bonuses were paid, and the Committee directed that a formal written incentive plan that outlined key milestones critical to the Company's success be developed and implemented, and that the plan be weighted heavily towards achieving profitability before any bonus compensation would be earned. The Committee further expressed its intention that no cash bonuses would be paid until profitability is achieved and that all additional incentive compensation would be in the form of restricted stock grants or options. All executive Employment contracts provide generally for a discretionary bonus of up to 35% of the executive's base salary which will be determined by the Committee based on individual performance criteria and Company performance during the year.

    Long Term Incentives

The Committee provides the Company's executive officers with long-term incentive compensation in the form of stock option grants under the Company's Amended 1994 Stock Option Plan and the 1998 Employee Equity Incentive Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant, except for the repricing of options granted to Mr. Coelho on May 29, 1996 which were repriced on April 2, 1997. The Committee considers each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The number of Stock Options granted in prior years are also taken into consideration.

In conclusion, the Committee believes that the Company's current compensation levels are consistent with Company goals.

                              Respectfully Submitted,
                              THERMOGENESIS CORP. COMPENSATION COMMITTEE


                             David Howell, Chairman
                             Hubert Huckel, M.D.
                             Patrick McEnany

Executive Compensation

This table lists the aggregate cash compensation paid in the past three years for all services of the named Executive Officers of the Company.

                                  SUMMARY COMPENSATION TABLE



                                    ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                         -------------------------------------------------    --------------------------------
NAME AND                                                          OTHER       RESTRICTED          SECURITIES
PRINCIPAL                                                        ANNUAL         STOCK             UNDERLYING
POSITION                 YEAR        SALARY         BONUS         COMP.        AWARD(S)          OPTIONS/SARs
-----------------------  -----      ----------   ------------  -----------    ---------        ---------------
Philip H. Coelho,        1998        $160,000            $0     $15,228(1)        $0                      -0-
Chairman and Chief       1999        $160,000       $65,000(2)  $15,751(3)        $0                      -0-
Executive Officer        2000        $180,000            $0      $6,908(4)        $0                 150,000(5)
-----------------------  -----      ----------   ------------  -----------    ---------        ---------------
James Godsey,            1998         $93,000       $50,000      $3,269(6)        $0                 200,000(7)
President and Chief      1999        $160,000       $55,000     $10,920(8)        $0                      -0-
Operating Officer        2000        $160,000            $0      $9,689(9)        $0                 184,000(10)
-----------------------  -----      ----------   ------------  -----------    ---------        ---------------
David Adams, VP          1998        $110,000            $0     $11,731(11)       $0                      -0-
RA/QS and General        1999        $135,000       $45,000(12) $10,957(13)       $0                      -0-
Counsel                  2000         $98,653            $0     $12,033(14)       $0                  60,000(15)
-----------------------  -----      ----------   ------------  -----------    ---------        ---------------
Sam Acosta, V.P.         1998         $79,000       $10,000          $0           $0                 132,000(16)
Manufacturing            1999        $135,000       $45,000      $3,632(17)       $0                      -0-
                         2000        $135,000            $0      $2,594(18)       $0                 121,445(19)
-----------------------  -----      ----------   ------------  -----------    ---------        ---------------

-----------------------
(1) Represents payment of $9,231 annual automobile allowance and $5,997 in accrued vacation.
(2)  Represents an award of 54,738 shares of common stock

(3) Represents payment of $9,600 annual automobile allowance and $6,151 in accrued vacation pay.
(4)  Represents payment of $6,908 in accrued vacation pay.
(5) Includes 150,000 stock options granted on July 29, 1999, at $1.125 per share.
(6)  Represents payments of $3,269 annual automobile allowance.
(7) Includes 200,000 stock options granted on November 14, 1997, at $2.969 per share.
(8) Represents payments of $6,000 annual automobile allowance and $4,920 in accrued vacation pay.
(9) Represents payment of $6,000 annual automobile allowance and $3,689 in accrued vacation pay.
(10) Includes 100,000 stock options granted on July 29, 1999, at $1.125 per share and 84,000 stock options granted on May 11, 2000, at $1.969 per share.
(11) Represents payments of $7,500 annual automobile allowance and $4,231 in accrued vacation pay.
(12) Includes $10,000 cash bonus and 29,474 shares of common stock.
(13) Represents payments of $7,800 annual automobile allowance and $3,157 in accrued vacation pay.
(14) Represents payments of $5,850 annual automobile allowance and $6,183 in accrued vacation pay.
(15) Includes 60,000 stock options granted on July 29, 1999, at $1.125 per share.
(16) Includes 132,000 stock options granted on November 20, 1998, at $3.1888 per share.
(17) Represents payments of $3,632 in accrued vacation pay.
(18) Represents $2,594 in accrued vacation pay.
(19) Includes 66,000 stock options granted on July 29, 1999, at $1.125 per share and 55,445 stock options granted on May 11, 2000, at $1.1969

Employment Agreements

In June 1999, the Company and Mr. Coelho entered into an employment agreement whereby Mr. Coelho agreed to serve as Chief Executive Officer of the Company and receive compensation equal to $179,600 per year, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Coelho or by the Company with or without cause. In the event Mr. Coelho is terminated by the Company without cause, Mr. Coelho will be entitled to receive severance pay equal to the greater of six months of his annual salary or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Coelho is terminated other than "for cause" upon a change of control, Mr. Coelho shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 2002.

In December 1999, the Company and Mr. Adams entered into an employment agreement whereby Mr. Adams agreed to serve as General Counsel of the Company and receive compensation equal to $142,800 per year, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by mutual consent of the Company and Mr. Adams or by the Company with or without cause. In the event Mr. Adams is terminated by the Company without cause, Mr. Adams will be entitled to receive severance pay equal to the greater of six months of his annual salary, excluding any amounts for benefits or automobile allowance or an amount equal to the then current per month Base Salary multiplied by the number of calendar months remaining in the Agreement. Mr. Adams resigned in March 2000 and continues as Secretary and outside General Counsel, without further compensation under the agreement.

In November 1997, the Company entered into an employment agreement with Dr. Godsey whereby Dr. Godsey agreed to serve as President and Chief Operating Officer and receive compensation equal to $160,000 and a $500 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. In April 2000, that contract was extended for an additional one-year term. Dr. Godsey is eligible to receive bonuses based on his performance and the attainment of objectives established by the Company. Dr. Godsey receive an initial bonus of $60,000 and an additional bonus of $55,000 at the end of the first anniversary of the employment agreement; thereafter, bonuses shall not exceed thirty-five percent of his base salary in effect for any given year, and shall be subject to Compensation Committee oversight for meeting stated objectives. The employment agreement may be terminated prior to the expiration of the agreement, upon the mutual agreement of the Company and Dr. Godsey. In addition, the employment agreement provides that in the event Dr. Godsey is terminated other than "for cause" upon a change of control, Dr. Godsey will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement, as extended, expires by its terms in November 2001.

In December 1997, the Company entered into an employment agreement with Mr. Acosta whereby Mr. Acosta agreed to serve as V.P. of Manufacturing Operations and receive compensation equal to $135,000 subject to annual increases as may be determined by the Board of Directors. In April 2000, that contract was extended for an additional one-year term. Mr. Acosta is eligible to receive bonuses based on his performance and the attainment of objectives established by the Company. Mr. Acosta received an initial bonus of $10,000 at the commencement of employment and thereafter, bonuses shall not exceed thirty-five percent of his base salary in effect for any given year and shall be subject to Compensation Committee oversight for meeting stated objectives. The employment agreement may be terminated prior to the expiration of the agreement, upon the mutual agreement of the Company and Mr. Acosta. In addition, the employment agreement provides that in the event Mr. Acosta is terminated other than "for cause" upon a change of control, Mr. Acosta will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement, as extended, expires by its terms in December 2001.

In August 1999, the Company entered into an employment agreement with Ms. Renee Ruecker whereby Ms. Ruecker agreed to serve as Vice President of Finance and Accounting and receive compensation equal to $95,000 subject to annual increases as may be determined by the Board of Directors. In April 2000, that contract was extended for an additional two-year term. Ms. Ruecker is eligible to receive bonuses based on her performance and the attainment of objectives established by the Company. Ms. Ruecker's bonuses shall not exceed thirty-five percent of her base salary in effect for any given year and shall be subject to Compensation Committee oversight for meeting stated objectives. The employment agreement may be terminated prior to the expiration of the agreement, upon the mutual agreement of the Company and Ms. Ruecker. In addition, the employment agreement provides that in the event Ms. Ruecker is terminated other than "for cause" upon a change of control, Ms. Ruecker will be paid an amount equal to three times her annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement, as extended, expires by its terms in February 2003.

Options Granted in Last Fiscal Year


                                      Individual Grants

                               Percent of
                                 Total
                 Number of      Options                                  Potential Realized Value at
                 Securities    Granted to                                  Assumed Annual Rates of
                 Underlying     Employees     Exercise                    Stock Price Appreciation
                  Options       in Fiscal    Base Price     Expiration      for Option Term
Name              Granted         Year        ($/sh)           Date        5%($)(1)    10%($)(1)
--------------- ------------  ------------   ----------     -----------    --------   ---------------
Sam Acosta        66,000                       $1.125         7/29/02       $11,704       $24,577
                  55,445                       $1.969         5/11/03       $17,208       $36,136
--------------- ------------  ------------   ----------     -----------    --------   ---------------
David Adams       60,000                       $1.125         7/29/02       $10,640       $22,343
--------------- ------------  ------------   ----------     -----------    --------   ---------------
Philip Coelho    150,000                       $1.125         7/29/02       $26,599       $55,856
--------------- ------------  ------------   ----------     -----------    --------   ---------------
James Godsey     100,000                       $1.125         7/29/02       $17,733       $37,238
                  84,000                       $1.969         5/22/03       $26,071       $54,746
--------------- ------------  ------------   ----------     -----------    --------   ---------------

Footnotes to Table

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices, or actual performance.

                         Ten-Year Options/SAR Repricings

There were no repricing of options for the fiscal year ended June 30, 2000.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

The following table sets forth executive officer options exercised and option values for fiscal year ended June 30, 2000 for all executive officers at the end of the year.


                                                        Number of Options        Value of Unexercised
                          Shares                            at FY end             Options at FY End
                       Acquired Or         Value          (Exercisable/             (Exercisable/
Name                    Exercised         Realized        Unexercisable)          Unexercisable)(1)
-----------------      ------------       ---------    --------------------     ---------------------
Philip Coelho                    0                0        400,000 / 0              $724,800 / $0
James Godsey                50,000          $63,146        250,000 / 84,000         $453,000 / $152,208
Sam Acosta                       0                0        253,445 / 0              $459,242 / $0
David Adams                120,000         $151,515              0 / 0                    $0 / $0
Renee Ruecker                    0                0         68,000 / 60,800         $123,216 / $110,170


Footnotes to Table

(1)  Based on June 30, 2000, year end closing bid price of $1.812 per share.

Directors Compensation

All directors who are not employees of the Company are paid a meeting fee of $1,000 per Board meeting attended in person ($500 for attendance by telephonic conference). In addition, members of the Board's Compensation Committee receive $500 per meeting attended in person ($250 for attendance by telephonic conference) and options to purchase 4,000 shares of common stock upon completion of each full year of service on such Committee pursuant to the Amended 1994 Stock Option Plan. Members of the Audit and Executive Committees receive $500 per meeting in person ($250 for attendance by telephonic conference).

1998 Employee Equity Incentive Plan

The Company's 1998 Employee Equity Incentive Plan (EEIP) was approved by the Company's stockholders in February 1998 and amended by shareholders in December 1999. A total of 1,798,000 shares were approved by the stockholders for issuance under option agreements, subject to the EEIP.

The EEIP permits the grant of stock options to employees, officers and certain directors. The purpose of the EEIP is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the Company. As of June 30, 2000, 874,245 options had been granted under the EEIP and 168,615 shares of common stock have been issued pursuant to the EEIP. In addition, after June 30, 2000, options to purchase 237,500 shares of common stock were issued under the EEIP to certain employees in connection with normal employment practices. Exercise prices ranged from $1.125 to $1.965.

The Amended 1994 Stock Option Plan

The Company's Amended 1994 Stock Option Plan (the "Plan") was originally approved by the Company's stockholders in January 1995 and amended at the Annual Meetings on May 29, 1996 and May 29, 1997. A total of 1,450,000 (post-consolidation) shares were approved by the stockholders for issuance under option agreements, subject to the Plan.

The Plan permits the grant of stock options to employees, officers and certain directors. The purpose of the Plan is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the Company.

During the fiscal year, 67,000 options were granted under the Plan to certain employees in connection with normal employment practice, with exercise prices ranging from $1.125 to $3.60 per share. After June 30, 2000, no options to purchase shares of common stock were issued under the Plan.

Principal Stockholders

The following table sets forth certain information as of June 30, 2000, with respect to the beneficial ownership of the Company's common stock for each person known to the Company to own beneficially 5% or more of the outstanding shares of the Company's common stock. The table on page 2 of this proxy statement sets forth, as of September 29, 2000, certain information with respect to the beneficial ownership of shares of the Company's common stock by all directors and executive officers of the Company individually, and all directors and all executive officers of the Company as a group. As of September 27, 2000, there were 26,409,763 shares of common stock outstanding.

               Name of Shareholder             Number of Shares        Percent
               ----------------------------   ------------------      --------
               Veron International Limited     1,500,000(1)             7.10%

(1) Includes warrants to purchase 250,000 shares of common stock and 400,000 shares of common stock to be issued upon conversion of 80,000 shares of Series A Convertible Preferred Stock.


                    Five Year Common Stock Performance Graph

The following graph compares the performance of the Company's common stock during the period June 30, 1994 to June 30, 2000, with Nasdaq Stock Market Index and the Company's peer group of Nasdaq stocks.

The graph depicts the results of investing $100 in the Company's common stock, and the identified index at closing prices on June 30, 1994.

[GRAPHIC OMITTED]

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by the Company to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, and (iii) to be incorporated by reference in any filings by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.

Certain Related Transactions

In May 1997, the Company loaned the principal sum of $88,281 to Charles de B. Griffiths, the Company's Vice President of Marketing and Sales and a director of the Company, to assist with the purchase and renovation of a residence in connection with Mr. Griffiths relocation to the Company's Rancho Cordova office from France, where he previously resided. The loan bears simple interest at the annual rate of eight percent (8%), and was due and payable in February 1998. The loan was fully secured by 25,000 shares of common stock held by Mr. Griffiths at the time of the loan. In February 1998, the Company extended the repayment terms under the promissory note until June 30, 1999, and received a right of full offset against Mr. Griffiths' employment agreement in the event of any missed payment. Mr. Griffiths paid the entire principal and interest owed on January 14, 2000.

Compliance With Section 16 of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

Relationship with Independent Auditors

The Company has retained the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000. The Company expects a representative of Ernst & Young LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he desires to do so. Such representative will be available to respond to appropriate questions.

Transfer Agent

Computershare Trust Company, located at 12039 West Alameda Parkway, Unit Z-2, Lakewood, CO 80228, phone (303) 986-5400, fax (303) 986-2444 is the transfer agent for the Company's common stock.

Action on Other Matters

The Board of Directors of the Company knows of no other matters that may, or are likely, to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgement in such matters pursuant to discretionary authority granted in the proxy.

Stockholder Proposals

Stockholder proposals to be included in the Company's Proxy Statement and Proxy for its 2001 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Commission and must be received by the Company no later than July 13, 2001.

Additional Information

Each Stockholder has received the Company's 2000 Annual Report containing the Company's 2000 audited financial statements, including the report of its independent public accountants. Upon receipt of a written request, the Company will furnish to any Stockholder, without charge, a copy of the Company's 2000
Form 10-K as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Stockholders should direct any request to the Company, 3146 Gold Camp Drive, Rancho Cordova, California 95670, Attention:
David C. Adams, Secretary.



                                    THERMOGENESIS CORP.

                                    By Order of the Board of Directors


                                /s/ DAVID C. ADAMS
                                    -----------------------------------
                                    David C. Adams,
                                    Secretary

Sacramento, California

                               THERMOGENESIS CORP.
                 3146 Gold Camp Drive, Rancho Cordova, CA 95670

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip H. Coelho and James H. Godsey, and each of them, as proxies with the power to appoint his or her or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of THERMOGENESIS CORP. (the "Company"), held of record by the undersigned on October 20, 2000, at the Annual Meeting of Stockholders to be held on December 14, 2000, at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California 95630, and at any and all adjournments thereof.

1.   Election of Directors.

FOR all nominees listed below _____                   WITHOUT  AUTHORITY ____
(except as marked to                            (to vote for all Nominees below)
 the contrary below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Philip H. Coelho   Hubert Huckel    Patrick McEnany   James Godsey  David Howell

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the proxies for any other matter that is presented.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                      ----------------------------------     ----------------------------------
                      Name (Print)                           Name (Print) (if held jointly)


Dated:                ----------------------------------     ----------------------------------
                      Signature                              Signature (if held jointly)


                      ----------------------------------     ---------------------------------



                      ----------------------------------     ---------------------------------
                      (Address)                              (Address)



                                  Common Stock

I will ___ will not ___ attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

                               THERMOGENESIS CORP.
                 3146 Gold Camp Drive, Rancho Cordova, CA 95670

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip H. Coelho and James H. Godsey, and each of them, as proxies with the power to appoint his or her or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Series A Convertible Preferred Stock of THERMOGENESIS CORP. (the "Company"), held of record by the undersigned on October 20, 2000, at the Annual Meeting of Stockholders to be held on December 14, 2000, at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California 95630, and at any and all adjournments thereof.


1.   Election of Directors.

FOR all nominees listed below _____                   WITHOUT  AUTHORITY ____
(except as marked to                            (to vote for all Nominees below)
 the contrary below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Philip H. Coelho  Hubert Huckel   Patrick McEnany   James Godsey   David Howell

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the proxies for any other matter that is presented.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                      ----------------------------------     ----------------------------------
                      Name (Print)                           Name (Print) (if held jointly)


Dated:                ----------------------------------     ----------------------------------
                      Signature                              Signature (if held jointly)


                      ----------------------------------     ---------------------------------



                      ----------------------------------     ---------------------------------
                      (Address)                              (Address)


                             Series A Convertible Preferred Stock

I will ___ will not ___ attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.